EXHIBIT 99.1

Harvard Bioscience Announces New Credit Facility

  Improves liquidity and operating flexibility
  Significantly reduces borrowing costs
  Supports ongoing transformation to profitable growth platform

HOLLISTON, Mass., Dec. 22, 2020 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (“Harvard Bioscience”) today announced the refinancing of its debt with the closing of a new $65 million credit facility (the “Refinancing”). Proceeds from the new facility will be used to retire existing debt and pay related fees and expenses. The Refinancing significantly reduces borrowing costs while increasing operating flexibility through less restrictive financial covenants and access to higher levels of revolver borrowings.

“We are pleased with the successful execution of this refinancing and the substantial improvement in terms from our existing facility,” commented Michael Rossi, Chief Financial Officer of Harvard Bioscience.   “Completing this element of our strategic action plan provides additional liquidity and flexibility to support the transformation of Harvard Bioscience into a profitable growth platform. Also, the reduction in interest rate achieved is expected to provide over $2 million of annual cash interest savings in 2021. The successful closing of this new credit facility following the disruptions caused by Covid-19 demonstrates the confidence lenders have in our current and long-term outlook.”

The Refinancing was led by Citizens Bank, N.A., as the administrative agent, and Wells Fargo Bank, National Association and Silicon Valley Bank, as joint bookrunners, joint lead arrangers and syndication agents with Citizens. The Credit Agreement provides for a term loan of $40.0 million and a $25.0 million senior revolving credit facility.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and clinical research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference calls may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q issued in 2020 and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For more information, please visit our website at www.harvardbioscience.com.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999.